Exhibit 99.1

Effect of the restatements on the consolidated statements of operations
(in thousands of dollars except per share amounts)
(per share information reported on a post 20:1 stock consolidation basis for all periods shown. Stock consolidation enacted in the fourth quarter of 2003)

	Three months	Three months	Three months	Three months	Three months	Three months
	ended	ended	ended	ended	ended	ended
	Dec. 31, 2002	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	March 31, 2004
Net income (loss) as currently reported on Form 10-K or 10-Q	$(11,117)	$(14,895)	$(3,713)	$(3,257)	$(4,456)	$594
Correction of EITF 00-27 errors	(301)	(902)	(1,089)	(1,337)	(1,779)	(1,801)
Net loss as expected to be reported on revised Form 10-K or 10-Q	$(11,418)	$(15,797)	$(4,802)	$(4,594)	$(6,235)	$(1,207)

Net income (loss) per share as currently reported on Form 10-K or 10-Q	$(1.92)	$(2.55)	$(0.64)	$(0.56)	$(0.44)	$0.03

Net loss per share as expected to be reported on revised Form 10-K or 10-Q	$(1.96)	$(2.71)	$(0.82)	$(0.79)	$(0.59)	$(0.06)

Effect of the restatements on the consolidated balance sheets
(in thousands of dollars)

	As at	As at	As at	As at	As at	As at
	Dec. 31, 2002	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	March 31, 2004
Notes payable to a related party:
As currently reported on Form 10-K or 10-Q	$30,058	$30,496	$30,985	$33,483	$35,073	$41,060
Correction of EITF 00-27 errors	(6,109)	(5,364)	(4,437)	(3,265)	(6,356)	(4,834)
As expected to be reported on revised Form 10-K or 10-Q	$23,949	$25,132	$26,548	$30,218	$28,717	$36,226

Additional paid-in capital:
As currently reported on Form 10-K or 10-Q	$129,553	$129,553	$129,618	$129,618	$171,115	$171,192
Correction of EITF 00-27 errors	6,410	6,567	6,729	6,894	11,764	12,043
As expected to be reported on revised Form 10-K or 10-Q	$135,963	$136,120	$136,347	$136,512	$182,879	$183,235

Accumulated deficit As currently reported on Form 10-K or 10-Q	$(194,301)	$(209,196)	$(212,909)	$(216,166)	$(220,622)	$(220,028)
Correction of EITF 00-27 errors	(301)	(1,203)	(2,292)	(3,629)	(5,408)	(7,209)
As expected to be reported on revised Form 10-K or 10-Q	$(194,602)	$(210,399)	$(215,201)	$(219,795)	$(226,030)	$(227,237)

Stockholders’ equity (deficit):
As currently reported on Form 10-K or 10-Q	$(63,925)	$(78,820)	$(82,468)	$(85,725)	$(49,309)	$(47,292)
Correction of EITF 00-27 errors	6,109	5,364	4,437	3,265	6,356	4,834
As expected to be reported on revised Form 10-K or 10-Q	$(57,816)	$(73,456)	$(78,031)	$(82,460)	$(42,953)	$(42,458)